UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information included under Item 2.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Section 2	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 6, 2013, Limoneira Company, a Delaware Corporation (the “Company”), ACP Merger Sub, Inc., an Arizona corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Associated Citrus Packers, Inc., an Arizona corporation (“ACP”), and Mark R. Spencer, an individual residing in Yuma, Arizona, solely in the capacity as agent for and on behalf of all of the ACP shareholders (the “Shareholder Representative”). Pursuant to the Merger Agreement, on September 6, 2013, Merger Sub merged with and into ACP, with ACP continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). Through the Merger, the Company acquired ACP for a total purchase price of $18.6 million, which consists of the issuance of unregistered shares of Company common stock with an aggregate value of approximately $16.0 million, approximately $1.0 million in cash, and the repayment of approximately $1.6 million in ACP’s long-term debt.

Upon effectiveness of the Merger on September 6, 2013, the outstanding ACP common stock was converted into the right to receive an aggregate of approximately $1.0 million in cash and 705,221 shares of Company common stock, plus cash to be paid in lieu of fractional shares. These amounts will be paid to ACP shareholders in accordance with the terms of the Merger Agreement and are subject to post-closing adjustment based on the closing net assets of ACP. Of such amounts, $52,028 in cash and that number of shares of Company common stock, with an aggregate value, based on its closing share price on the Nasdaq Stock Market on September 6, 2013, equal to $797,972 (as adjusted to account for any fractional shares to be paid in cash) will be held in escrow for a 12-month period after the closing to secure the Company’s rights of indemnity under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On September 9, 2013, the Company issued a press release announcing its entry into the Merger Agreement and consummation of the Merger, a copy of which is filed herewith as Exhibit 99.1 hereto.

Section 3	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information included under Item 2.01 of this Current Report is incorporated herein by reference. The issuance of the common stock of the Company to certain shareholders of ACP was made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder because it did not involve a public offering. The sale of Company common stock was conducted without general solicitation or general advertising, and each of the ACP shareholders receiving Company common stock represented that it was an “accredited investor” as defined in Rule 501 of Regulation D. Appropriate resale restrictions will apply to the Company common stock to be issued to such ACP shareholders.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Agreement and Plan of Merger, dated September 6, 2013, by and among Limoneira Company, ACP Merger Sub, Inc., Associated Citrus Packers, Inc., and Mark R. Spencer, as the Shareholder Representative defined therein

99.1	Limoneira press release dated September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley

Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary